                                                                Exhibit 99(a)(4)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                         RENAISSANCE HOTEL GROUP N.V.
                                      TO
                         MARRIOTT INTERNATIONAL, INC.

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value 0.01 Netherlands Guilders (the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary at or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

         By Mail:            By Overnight Courier:             By Hand:


   TENDERS & EXCHANGES        TENDERS & EXCHANGES        ATTENTION: TENDERS &
   P.O. BOX 2569--SUITE       14 WALL STREET 8TH          EXCHANGES C/O THE
        4660--RHG           FLOOR, SUITE 4680--RHG   DEPOSITORY TRUST COMPANY 55
 JERSEY CITY, NEW JERSEY      NEW YORK, NEW YORK        WATER STREET, DTC TAD
        07303-2569                   10005            VIETNAM VETERANS MEMORIAL
                                                                PLAZA
                                                       NEW YORK, NEW YORK 10041

                          By Facsimile Transmission:

                                (201) 222-4720
                                      OR
                                (201) 222-4721


        Confirm Receipt of Notice of Guaranteed Delivery by Telephone:

                                (201) 222-4707

                               ----------------

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Marriott International, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 24, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together with any supplements or amendments thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:                         Name(s) of Record Holder(s):
                  -------------------

Share Certificate Numbers (if             -------------------------------------
available):

                                          -------------------------------------

-------------------------------------             Please Type or Print


-------------------------------------     Address(es)
                                                      -------------------------

If Shares will be delivered by book-      -------------------------------------
entry transfer, check one box:                                       Zip Code


[_] The Depository Trust Company          Area Code and Telephone Number:

[_] Philadelphia Depository Trust         -------------------------------------
Company
                                          -------------------------------------

                                          -------------------------------------
Account Number
               ----------------------     -------------------------------------
                                                      Signature(s)

Dated:                         , 1997     Dated:                         , 1997
       ------------------------                  ------------------------


                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a recognized member of a Medallion Signature Guarantee Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or, in the case of book-entry, an Agent's Message (as defined in the Offer to Purchase) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
              -----------------------
                                          -------------------------------------
Address:                                              Authorized Signature
         ----------------------------

         ----------------------------     Name:
                           Zip Code             -------------------------------
                                                      Please Type or Print

Area Code and Telephone Number:           Title:
                                 ----            ------------------------------
                                          Dated:                          ,1997
                                                 -------------------------
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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